Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main Fax	212.407.4000 212.407.4990

EXHIBIT 5.1

March 10, 2021

Archimedes Tech SPAC Partners Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Re:	Archimedes Tech SPAC Partners Co.

Ladies and Gentlemen:

We have acted as counsel to Archimedes Tech SPAC Partners Co., a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of (a) up to 2,300,000 additional units of the Company (collectively the “Units”), with each Unit consisting of (a) one subunit (the “Subunits”), each subunit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and one-quarter of a redeemable warrant (the “Warrants”) of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock, and (b) one-quarter of a Warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-253108) (the “Registration Statement”), initially filed by the Company with the Commission on February 12, 2021 and declared effective by the Commission on March 10, 2021.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the 462 (b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

2. Subunits. When the 462 (b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, such Subunits will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement.

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main Fax	212.407.4000 212.407.4990

3. Common Stock. When the 462(b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement and the 462(b) Registration Statement, (i) and when the Common Stock underlying the Units and Subunits is issued, such shares of Common Stock will be validly issued, fully paid and non-assessable, (ii) and when the Common Stock underlying the Public Warrants is issued and paid for in accordance with the terms of the Warrants and Warrant Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4. Warrants. When the 462(b) Registration Statement becomes effective under the Act and when the Warrants underlying the Units and Subunits are issued, delivered and paid for as part of the Units and Subunits, as contemplated by the Registration Statement and the 462(b) Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) we have assumed the Warrant Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, Subunits and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement, the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP
Loeb & Loeb LLP

2